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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the inclusion of our reports dated February 4, 2000 included in Powertel, Inc.'s Annual Report on Form 10-K for the year ending December 31, 1999 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statements (File Nos. 33-52550, 33-52552, 33-81842, 33-91734, 33-96218,
333-09769 and 333-84951).


/s/ Arthur Andersen LLP
March 24, 2000